Exhibit 10.2

Execution Version

AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT

dated as of June 27, 2025

among

UNISYS CORPORATION,

the Subsidiary Guarantors from time to time party hereto,

COMPUTERSHARE TRUST COMPANY, N.A.,
as Notes Trustee under the Notes Indenture,

the other Pari Passu Lien Representatives from time to time party hereto

and

COMPUTERSHARE TRUST COMPANY, N.A.,
as Collateral Trustee

TABLE OF CONTENTS

EXHIBIT A – Additional Pari Passu Lien Debt Designation

EXHIBIT B – Form of Collateral Trust Joinder—Additional Pari Passu Lien Debt

EXHIBIT C – Form of Collateral Trust Joinder—Additional Subsidiary Guarantors

SCHEDULE 1 – Mortgaged Properties

This Amended and Restated Collateral Trust Agreement (this “Agreement”) is dated as of June 27, 2025 and is by and among Unisys Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party hereto, Computershare Trust Company, N.A., as Notes Trustee (as defined below), the other Pari Passu Lien Representatives from time to time party hereto, and Computershare Trust Company, N.A., as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

The Company, the Subsidiary Guarantors from time to time party thereto, Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as Notes Trustee and Collateral Trustee are parties to the Collateral Trust Agreement, dated as of October 29, 2020 (the “Original Collateral Trust Agreement”).

The Company intends to issue 10.625% Senior Secured Notes due 2031 (such notes issued from time to time under the Notes Indenture (as defined below), the “Notes”) in an aggregate principal amount of $700,000,000 pursuant to an Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Notes Indenture”), among the Company, the Subsidiary Guarantors party thereto from time to time and Computershare Trust Company, N.A., as trustee (in such capacity and together with its successors and assigns in such capacity, the “Notes Trustee”).

The Company and the Subsidiary Guarantors intend to secure the Obligations under the Notes, the Subsidiary Guarantees of the Notes and the Notes Indenture and any future Pari Passu Lien Debt with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the current and future holders of the Pari Passu Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

It is the intent of the parties hereto that this Agreement not constitute a novation of the liabilities and obligations existing under the Original Collateral Trust Agreement which remain outstanding and that this Agreement amend and restate in its entirety the Original Collateral Trust Agreement.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1.            Defined Terms. The following terms will have the following meanings:

“ABL Agent” has the meaning assigned to that term in the ABL Intercreditor Agreement.

“ABL Agreement” has the meaning assigned to that term in the ABL Intercreditor Agreement.

“ABL Collateral” has the meaning assigned to that term in the ABL Intercreditor Agreement.

“ABL Collateral Documents” has the meaning assigned to that term in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of October 29, 2020, among the Company, the Subsidiary Guarantors from time to time party thereto, the ABL Agent, the Collateral Trustee and such additional parties from time to time party thereto pursuant to the terms thereof, as supplemented by that certain Intercreditor Agreement Joinder dated as of October 28, 2024 and as it may be further amended, supplemented, amended and restated or otherwise modified and in effect from time to time.

“ABL Liens” means Liens granted pursuant to the ABL Collateral Documents to the ABL Agent at any time, upon the ABL Collateral of the Company or any Subsidiary Guarantor to secure ABL Obligations.

“ABL Loan Documents” has the meaning assigned to that term in the ABL Intercreditor Agreement.

“ABL Obligations” has the meaning assigned to that term in the ABL Intercreditor Agreement.

“Account” means, as of any date of determination, all “accounts” (as such term is defined in the UCC) of the Company and including the unpaid portion of the obligation of a customer of the Company in respect of inventory purchased by and shipped to such customer and/or the rendition of services by the Company, as stated on the respective invoice of the Company.

“Act of Required Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of:

(1)               the aggregate outstanding principal amount of Pari Passu Lien Debt (including outstanding letters of credit whether or not then available or drawn unless cash collateralized, with such letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Subsidiary Guarantors thereunder); and

(2)               other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Pari Passu Lien Debt.

For purposes of this definition, (a) Pari Passu Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 7.2. In addition, with respect to any amendment, the consent of the holders of any Pari Passu Lien Debt is not necessary under any Security Document or Pari Passu Lien Document to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

“Additional Pari Passu Lien Debt” has the meaning set forth in Section 3.8.

“Additional Pari Passu Lien Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” has the meaning assigned to that term in the Notes Indenture.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, participations, warrants, options (including any Permitted Bond Hedge Transaction (as defined in the Notes Indenture)) or other rights to acquire or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, but in each case excluding any debt security that is convertible or exchangeable for Capital Stock.

“CFC” means any Person that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“Class” means every Series of Pari Passu Lien Debt, taken together.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all the assets and properties subject to the Liens created (or purported to be created) by the Security Documents. For the avoidance of doubt, no Excluded Assets shall be included in the Collateral.

“Collateral Account” means one or more deposit accounts or securities accounts under the control of the Notes Trustee or the Collateral Trustee holding only the proceeds of any sale or disposition of any Shared Collateral.

“Collateral Trust Joinder” means (1) with respect to the provisions of this Agreement relating to any Additional Pari Passu Lien Debt, an agreement substantially in the form of Exhibit B and (2) with respect to the provisions of this Agreement relating to the addition of additional Subsidiary Guarantors, an agreement substantially in the form of Exhibit C.

“Collateral Trustee” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Consolidated Total Assets” has the meaning assigned to that term in the Notes Indenture.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Covenant Defeasance” has the meaning assigned to that term in the Notes Indenture.

“Debt” has the meaning assigned to that term in the Notes Indenture.

“Debt Facility” means one or more credit facilities, debt facilities, indentures or commercial paper facilities in each case with banks or other financial institutions or lenders or investors, providing for revolving credit loans, term loans, private placements, debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increases in borrowings permitted under the Notes Indenture and the other Pari Passu Lien Documents) or additions of Restricted Subsidiaries as additional borrowers or guarantors thereunder.

“Discharge of Pari Passu Lien Obligations” means the occurrence of all of the following:

(1)               termination or expiration of all commitments to extend credit that would constitute Pari Passu Lien Debt;

(2)               payment in full in cash of the principal of, and interest and premium, if any, on all Pari Passu Lien Debt (other than any undrawn letters of credit), including interest and premiums accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest or premiums would be allowed or allowable in such Insolvency Proceeding;

(3)               discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Pari Passu Lien Document) of all outstanding letters of credit constituting Pari Passu Lien Debt; and

(4)               payment in full in cash of all other Pari Passu Lien Obligations that are outstanding and unpaid at the time the Pari Passu Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Dollars” means the lawful money of the United Stated of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state or territory thereof or the District of Columbia that is not either (1) a FSHCO, (2) a direct or indirect Subsidiary of a CFC or (3) an entity that is disregarded as a separate entity of a CFC or a FSHCO for United States federal income tax purposes, and which, in the case of clauses (2) and (3) above, has no business or operations in the United States, any state or territory thereof or the District of Columbia.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Pari Passu Lien Obligations within the same Class, that such Liens or proceeds:

(1)               will be allocated and distributed in accordance with Section 3.4, first, to the Pari Passu Lien Representative for each outstanding Series of Pari Passu Lien Debt within that Class, for the account of the holders of such Series of Pari Passu Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on, each outstanding Series of Pari Passu Lien Debt within that Class when the allocation or distribution is made; and thereafter

(2)               will be allocated and distributed in accordance with Section 3.4 (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Pari Passu Lien Obligations within that Class) to the Pari Passu Lien Representative for each outstanding Series of Pari Passu Lien Obligations within that Class, for the account of the holders of any remaining Pari Passu Lien Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Pari Passu Lien Obligations within that Class due and demanded (with written notice to the applicable Pari Passu Lien Representative and the Collateral Trustee) prior to the date such distribution is made.

“Eurodollar” means a Dollar denominated deposit in a bank or branch outside of the United States.

“Excluded Assets” has the meaning assigned to that term in the ABL Intercreditor Agreement.

“Fair Market Value” has the meaning assigned to that term in the Notes Indenture.

“Fitch” means Fitch, Inc., and any successor to its rating agency business.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Domestic Subsidiary.

“FSHCO” means any Person (other than, solely for purposes of the definition of “Shared Collateral,” Unisys AP Investment Company I) substantially all of the assets of which consist of Capital Stock of one or more CFCs; provided that for this definition, the term “Capital Stock” includes all interests in a CFC treated as equity for U.S. federal income tax purposes.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Grantor” has the meaning assigned to that term in the Security Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Pari Passu Lien Debt or the violation of, noncompliance with or liability under, any law applicable to or enforceable against the Company, any of its Subsidiaries or any Subsidiary Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

“Insolvency Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Company or any Subsidiary Guarantor; (b) any receivership, liquidation or other similar case or proceeding with respect to the Company or any Subsidiary Guarantor or with respect to a material portion of its assets; (c) any other liquidation, dissolution or winding up of the Company or any Subsidiary Guarantor whether voluntary or involuntary; or (d) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company or any Subsidiary Guarantor.

“Intercreditor Agreements” means, collectively, this Agreement, the ABL Intercreditor Agreement and the Junior Lien Intercreditor Agreement (if any).

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, licensing any right to or interest in any Intellectual Property.

“Issue Date” means June 27, 2025.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement to be entered into among the Company, the Subsidiary Guarantors, the Collateral Trustee, on behalf of itself and the holders of any Pari Passu Lien Obligations, the ABL Agent, on behalf of itself and the holders of any ABL Obligations and the authorized representative of any Junior Lien Obligations, on behalf of itself and the holders of such Junior Lien Obligations, which agreement shall be on customary terms and establish that the Liens on any Collateral securing such Junior Lien Obligations shall have Junior Lien Priority.

“Junior Lien Obligations” means all Obligations secured by a Lien having Junior Lien Priority.

“Junior Lien Priority” means any Debt of the Company or any Subsidiary Guarantor which is secured by a Lien on any of the Collateral on a basis that is junior in priority to each of the Notes, the Pari Passu Lien Obligations and the ABL Obligations pursuant to the Junior Lien Intercreditor Agreement.

“Legal Defeasance” has the meaning assigned to that term in the Notes Indenture.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether contingent or actual.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Lien Sharing and Priority Confirmation” means, as to any Series of Pari Passu Lien Debt, the written agreement of the Pari Passu Lien Representative of such Series of Pari Passu Lien Debt, as set forth in the applicable Collateral Trust Joinder or as otherwise set forth in the indenture, credit agreement or other agreement governing such Series of Pari Passu Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Pari Passu Lien Debt and each existing and future Pari Passu Lien Representative:

(1)               that all Pari Passu Lien Obligations will be and are secured Equally and Ratably by all Pari Passu Liens at any time granted (or purported to be granted) by the Company or any Subsidiary Guarantor to secure any Obligations in respect of such Series of Pari Passu Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Pari Passu Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Pari Passu Lien Obligations Equally and Ratably;

(2)               that the holders of Obligations in respect of such Series of Pari Passu Lien Debt are bound by the provisions of this Agreement (and the ABL Intercreditor Agreement), including the provisions relating to the ranking of Pari Passu Liens and the order of application of proceeds from enforcement of Pari Passu Liens; and

(3)               consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Property” means each parcel of real property owned in fee simple by the Company or any Subsidiary Guarantor required to be mortgaged to the Collateral Trustee, for the benefit of Secured Parties, including, without limitation, the properties listed on Schedule 1 (which Schedule shall be supplemented from time to time to reflect any additional property required to be mortgaged pursuant to Section 7.3(h)(5)).

“Mortgages” means the mortgages, debentures, hypothecs, fixture filings, deeds of trust, deeds to secure Debt or other similar documents in legally sufficient form to vest in the Collateral Trustee a perfected first-priority Lien (subject to Permitted Liens) in the Mortgaged Property and the other Collateral secured by and described in the mortgages, debentures, hypothecs, fixture filings, deeds of trust, deeds to secure Debt, together with Opinions of Counsel qualified in the jurisdiction in which the subject Mortgage is granted (or purported to be granted) as to, among other customary opinions, the enforceability of the subject Mortgage, and Opinions of Counsel qualified in the jurisdiction of organization of the owner of the applicable Mortgaged Property covering the due authorization, execution and delivery of the applicable Mortgage, along with such other documents, instruments, certificates, affidavits and agreements to perfect the Collateral Trustee’s Lien and as the Collateral Trustee and its counsel may otherwise reasonably request.

“Notes” has the meaning set forth in the recitals.

“Notes Indenture” has the meaning set forth in the recitals.

“Notes Trustee” has the meaning set forth in the recitals.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable state, federal or foreign law), other monetary obligations, premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Company or of any other Person, as the case may be, or in the event that the Company or such Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company or such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company or on behalf of any other Person by two Officers of such Person, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or of such other Person that meets the requirements set forth in the Notes Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Collateral Trustee. The counsel may be an employee of or counsel to the Company.

“Pari Passu Lien” means a Lien granted (or purported to be granted) by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Pari Passu Lien Obligations, and that is:

(1)               with respect to Collateral other than ABL Collateral, senior in priority to ABL Liens, if any;

(2)               with respect to ABL Collateral, junior in priority to all ABL Liens, if any; and

(3)               pari passu with all other Liens to secure Pari Passu Lien Obligations.

“Pari Passu Lien Debt” means:

(1)               the Notes issued by the Company from time to time;

(2)               additional notes issued under any indenture or other Debt (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured Equally and Ratably with the Notes by a Pari Passu Lien that was permitted to be incurred and so secured under each applicable Pari Passu Lien Document; provided, in the case of any additional notes or other Debt referred to in this clause (2), that:

(a)               on or before the date on which such additional notes were issued or Debt is incurred by the Company, such additional notes or other Debt, as applicable, is designated by the Company as “Pari Passu Lien Debt” for the purposes of the Pari Passu Lien Documents in an Additional Pari Passu Lien Debt Designation executed and delivered in accordance with Section 3.8(b);

(b)               the Pari Passu Lien Representative for such Debt executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a) (unless the Pari Passu Lien Representative for the holders of such Debt is already a party hereunder in a manner that applies to the holders of such Debt);

(c)               such additional notes or other Debt is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation; and

(d)               all other requirements set forth in this Agreement, including Section 3.8, as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Debt or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Debt is “Pari Passu Lien Debt”); and

(3)               Hedging Obligations of the Company incurred to hedge or manage interest rate risk in accordance with the terms of the Pari Passu Lien Documents; provided that:

(a)               on or before the date on which such Hedging Obligations are incurred by the Company, such Hedging Obligations are designated by the Company as “Pari Passu Lien Debt” for the purposes of the Pari Passu Lien Documents in an Additional Pari Passu Lien Debt Designation executed and delivered in accordance with Section 3.8(b);

(b)               the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Pari Passu Lien, executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a) or otherwise becomes (or the associated Pari Passu Liens otherwise become) subject to the terms of this Agreement; and

(c)               all other requirements set forth in this Agreement, including Section 3.8, have been complied with (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “Pari Passu Lien Debt”).

“Pari Passu Lien Debt Default” means any event of default (or equivalent thereof) under the terms of any credit agreement, indenture or other agreement governing any Series of Pari Passu Lien Debt, which causes, or permits holders of Pari Passu Lien Debt outstanding thereunder to cause, the Pari Passu Lien Debt outstanding thereunder to become immediately due and payable.

“Pari Passu Lien Documents” means the Notes Indenture and any additional indenture, Debt Facility or other agreement pursuant to which any Pari Passu Lien Debt is incurred and the Security Documents (other than any Security Documents that do not secure Pari Passu Lien Obligations).

“Pari Passu Lien Obligations” means the Pari Passu Lien Debt and all other Obligations in respect of Pari Passu Lien Debt, including all Obligations under the Notes Indenture and the Security Documents.

“Pari Passu Lien Representative” means:

(1)               the Notes Trustee, in the case of the Notes; or

(2)               in the case of any other Series of Pari Passu Lien Debt, the trustee, agent or representative of the holders of such Series of Pari Passu Lien Debt who maintains the transfer register for such Series of Pari Passu Lien Debt and is appointed as a representative of the Pari Passu Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Pari Passu Lien Debt, and who has executed a Collateral Trust Joinder.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Pension Obligations” means obligations (including any contingent liability or obligation) under any defined benefit pension plan (including by way of guarantee or joint or several liability) of the Company, any of its Affiliates or Persons consolidated with any of the foregoing.

“Permitted Liens” has the meaning assigned to that term in the Notes Indenture.

“Permitted Sales-Type Lease Transaction” has the meaning assigned to that term in the ABL Intercreditor Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.

“Restricted Subsidiary” means any Subsidiary of the Company, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Secured Parties” means, collectively, and “Secured Party” means, individually, the holders of Pari Passu Lien Obligations, including the Notes Trustee and the Holders (as such term is defined in the Notes Indenture) of the Notes, the Pari Passu Lien Representatives and the Collateral Trustee.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of June 27, 2025, by the Company, the Subsidiary Guarantors from time to time party thereto and the Collateral Trustee, as it may be amended, supplemented, modified, restated, renewed or replaced from time to time.

“Security Documents” means this Agreement, the Security Agreement, each Lien Sharing and Priority Confirmation, each Collateral Trust Joinder, the ABL Intercreditor Agreement and all security agreements, pledge agreements, mortgages, hypothecs, collateral assignments, deeds of trust, deeds to secure debt, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.

“Senior Trust Estate” has the meaning set forth in Section 2.1.

“Series of Pari Passu Lien Debt” means, severally, the Notes, any other notes, Debt Facility or other series of Debt that, in each case, constitutes Pari Passu Lien Debt.

“Shared Collateral” has the meaning assigned to that term in the ABL Intercreditor Agreement.

“Subsidiary” of any Person means:

(1)               a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; or

(2)               any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Obligations under the Notes Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that at any time provides a Subsidiary Guarantee of any Pari Passu Lien Obligations (including the Notes).

“Successor ABL Agent” means, in the event that the ABL Agreement is no longer outstanding, the “ABL Agent” (or other collateral agent, representative or trustee) designated pursuant to the terms of the documentation relating to the ABL Obligations.

“Title Company” has the meaning set forth in Section 7.3.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“Unrestricted Subsidiary” has the meaning assigned to that term in the Notes Indenture.

“Voting Stock” has the meaning assigned to that term in the Notes Indenture.

Section 1.2.            Rules of Interpretation.

(a)               All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)               Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)               The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)               References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e)               Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Notes Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Notes Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Notes Indenture and (2) approved by an Act of the Required Debtholders in a writing delivered to the applicable Pari Passu Lien Representatives and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the Notes Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the Notes Indenture notwithstanding the termination or expiration of the Notes Indenture or redemption of all Obligations evidenced thereby.

(f)                This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

(g)               In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.

Article 2.      THE SENIOR TRUST ESTATE

Section 2.1.            Declaration of Senior Trust. To secure the payment of the Pari Passu Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, the Company and each of the Subsidiary Guarantors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to receive and hold, in trust under this Agreement for the benefit of all present and future holders of Pari Passu Lien Obligations and the other Secured Parties, all of such Company’s or Subsidiary Guarantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

Each Pari Passu Lien Representative appoints the Collateral Trustee to act as collateral agent for the benefit of all present and future holders of Pari Passu Lien Obligations. The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Pari Passu Lien Obligations and the other Secured Parties as security for the payment of all present and future Pari Passu Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1)               all Liens securing the Pari Passu Lien Obligations have been released as provided in Section 4.1;

(2)               the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

(3)               no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Pari Passu Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4)               the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Pari Passu Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Pari Passu Lien Documents and that the Company and the Subsidiary Guarantors are not required by any Pari Passu Lien Document to grant any Pari Passu Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.2.            Actions of Holders of Pari Passu Lien Representatives and Holders of Pari Passu Lien Obligations. Without in any way limiting the generality of Section 3.3, the holders of Notes or other Pari Passu Lien Obligations and the Pari Passu Lien Representatives may, at any time and from time to time, do any one or more of the following:

(1)               change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Pari Passu Lien Obligations or any Lien or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Pari Passu Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Trustee or any rights or remedies under any of the Pari Passu Lien Documents;

(2)               sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement or the ABL Intercreditor Agreement) or any liability of the Company or any other Grantor or any liability incurred directly or indirectly in respect thereof;

(3)               settle or compromise any Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4)               exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company or any other Grantor.

Article 3.      OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1.            Undertaking of the Collateral Trustee.

(a)               Subject to, and in accordance with, this Agreement, including without limitation Section 5.3 and the ABL Intercreditor Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the current and future Secured Parties:

(1)               accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2)               take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)               deliver and receive notices pursuant to the Security Documents;

(4)               sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5)               remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6)               execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1;

(7)               release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1, the ABL Intercreditor Agreement; and

(8)               enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the ABL Intercreditor Agreement.

(b)               Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)               Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve (but not enforce) the Liens securing the Pari Passu Lien Obligations, subject to the Section 5.9 of this Agreement) unless and until it shall have been directed by written notice of an Act of Required Debtholders, as applicable, and then only in accordance with the provisions of this Agreement and, where applicable, the Notes Indenture and subject to the ABL Intercreditor Agreement.

Section 3.2.            Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a)               as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Pari Passu Lien Document;

(b)               as required by Article 4;

(c)               as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(d)               for the subordination of the Liens on the ABL Collateral securing the Pari Passu Lien Obligations to the Liens on the ABL Collateral securing the ABL Obligations to the extent required by the ABL Intercreditor Agreement;

(e)               [reserved];

(f)                pursuant to the ABL Intercreditor Agreement;

(g)               [reserved]; or

(h)               pursuant to a provision of the Notes Indenture.

Section 3.3.            Enforcement of Liens. If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Pari Passu Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, the Collateral Trustee will promptly deliver written notice thereof to each Pari Passu Lien Representative. Subject to the Intercreditor Agreements, the Pari Passu Lien Representatives may enforce (or refrain from enforcing) or instruct the Collateral Trustee to enforce the provisions of the Pari Passu Lien Documents and exercise (or refrain from exercising) or instruct the Collateral Trustee to exercise remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine pursuant to the Pari Passu Lien Documents. Thereafter, the Collateral Trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral (subject to the Intercreditor Agreements) or under the Security Documents or applicable law, and following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Pari Passu Lien Document as it may deem advisable and in the best interest of the holders of Pari Passu Lien Obligations, including but not limited to:

(1)               the exercise or forbearance from exercising of all rights and remedies in respect of the Collateral and/or the Pari Passu Lien Obligations;

(2)               the enforcement or forbearance from enforcement of any Lien in respect of the Collateral;

(3)               the exercise or forbearance from exercising of rights and powers of a holder of shares of stock included in the Collateral to the extent provided in the Security Documents;

(4)               the acceptance of the Collateral in full or partial satisfaction of the Pari Passu Lien Obligations; and

(5)               the exercise or forbearance from exercising of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

Section 3.4.            Application of Proceeds.

(a)               Subject to the terms of the ABL Intercreditor Agreement and Section 3.4(e), if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Pari Passu Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, to the repayment of Debt and other Obligations, other than Pari Passu Lien Debt, secured by a Permitted Lien on the Collateral sold or realized upon, to the extent that the Permitted Lien securing such other Debt or Obligation has priority over the Pari Passu Lien Debt and such other Debt or Obligation is to be discharged in connection with such sale;

THIRD, to the respective Pari Passu Lien Representatives for application to the payment of all Pari Passu Lien Debt (which, for the avoidance of doubt, includes the Notes) and any other Pari Passu Lien Obligations that are then due and payable on a pro rata basis up to an amount sufficient to pay in full in cash all Pari Passu Lien Debt and all other Pari Passu Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the Pari Passu Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Pari Passu Lien Document) of all outstanding letters of credit constituting Pari Passu Lien Debt);

FOURTH, if the ABL Obligations are outstanding, to the agent or other representative of such ABL Obligations as provided in the ABL Intercreditor Agreement; and

FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Subsidiary Guarantor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

(b)               Notwithstanding the foregoing, in accordance with the ABL Intercreditor Agreement, the proceeds of any foreclosure, collection or other enforcement of the ABL Collateral will be distributed first to pay ABL Obligations of the Company and any Subsidiary Guarantors, including the expenses of the ABL Agent, before any such proceeds are applied in the order of application described above.

(c)               This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Pari Passu Lien Obligations, each present and future Pari Passu Lien Representative and the Collateral Trustee. The Pari Passu Lien Representative of each future Series of Pari Passu Lien Debt will be required to deliver a Collateral Trust Joinder, including a Lien Sharing and Priority Confirmation, to the Collateral Trustee and each other Pari Passu Lien Representative as provided in Section 3.8 at the time of incurrence of such Series of Pari Passu Lien Debt.

(d)               In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(e)                 It is the intention of the Secured Parties of each series that the holders of Pari Passu Lien Obligations of such series (and not the Secured Parties of any other series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Passu Lien Obligations of such series are unenforceable under applicable law or are subordinated to any other obligations (other than another series of Pari Passu Lien Obligations), (y) any of the Pari Passu Lien Obligations of such series do not have an enforceable security interest in any of the Collateral securing any other series of Pari Passu Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another series of Pari Passu Lien Obligations) on a basis ranking prior to the security interest of such series of Pari Passu Lien Obligations but junior to the security interest of any other series of Pari Passu Lien Obligations or (ii) the existence of any Collateral for any other series Pari Passu Lien Obligations that is not common Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any series of Pari Passu Lien Obligations, an “Impairment” of such series). In the event of any Impairment with respect to any series of Pari Passu Lien Obligations, the results of such Impairment shall be borne solely by the holders of such series of Pari Passu Lien Obligations, and the rights of the holders of such series of Pari Passu Lien Obligations (including, without limitation, the right to receive distributions in respect of such series of Pari Passu Lien Obligations permitted by this Agreement) set forth in this Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the series of such Pari Passu Lien Obligations subject to such Impairment. Additionally, in the event the Pari Passu Lien Obligations of any series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of any other applicable Bankruptcy Law), any reference to such Pari Passu Lien Obligations or the Pari Passu Lien Documents governing such Pari Passu Lien Obligations shall refer to such obligations or such documents as so modified.

Section 3.5.            Powers of the Collateral Trustee.

(a)               The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders, as applicable, in accordance with the provisions of this Agreement.

(b)               No Pari Passu Lien Representative or holder of Pari Passu Lien Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

Section 3.6.            Documents and Communications. The Collateral Trustee will permit each Pari Passu Lien Representative and each holder of Pari Passu Lien Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

Section 3.7.            For Sole and Exclusive Benefit of Holders of Pari Passu Lien Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Senior Trust Estate solely and exclusively for the benefit of the current and future holders of current and future Pari Passu Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8.            Additional Pari Passu Lien Debt.

(a)               The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Pari Passu Lien Obligations of a Series of Pari Passu Lien Debt that is issued or incurred after the date hereof (including any refinancing or replacement of a Series of Pari Passu Lien Debt) that:

(1)               holds Pari Passu Lien Obligations that are identified as Pari Passu Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2)               signs, through its designated Pari Passu Lien Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee and each other Pari Passu Lien Representative at the time of incurrence of such Series of Pari Passu Lien Debt.

(b)               The Company will be permitted to designate as an additional holder of Pari Passu Lien Obligations hereunder each Person who is, or who becomes, the registered holder of Pari Passu Lien Debt incurred by the Company or any Subsidiary Guarantor after the date of this Agreement in accordance with the terms of all applicable Pari Passu Lien Documents. The Company may only effect such designation by delivering to the Collateral Trustee and each Pari Passu Lien Representative an Additional Pari Passu Lien Debt Designation stating that:

(1)               the Company or such Subsidiary Guarantor intends to incur additional Pari Passu Lien Debt (“Additional Pari Passu Lien Debt”) which will be Pari Passu Lien Debt permitted by each applicable Pari Passu Lien Document to be secured by a Pari Passu Lien Equally and Ratably with all previously existing and future Pari Passu Lien Debt;

(2)               specifying the name and address of the Pari Passu Lien Representative for such series of Additional Pari Passu Lien Debt for purposes of Section 7.7; and

(3)               the Company and each Subsidiary Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Pari Passu Lien Debt is secured by the Collateral in accordance with the Security Documents.

Although the Company shall be required to deliver a copy of each Additional Pari Passu Lien Debt Designation and each Collateral Trust Joinder to each then existing Pari Passu Lien Representative, the failure to so deliver a copy of the Additional Pari Passu Lien Debt Designation and/or Collateral Trust Joinder to any then existing Pari Passu Lien Representative shall not affect the status of such debt as Additional Pari Passu Lien Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and any other then existing Pari Passu Lien Representative shall have the right to request that the Company provide a copy of any Opinion of Counsel provided to the holders of Additional Pari Passu Lien Debt or their Pari Passu Lien Representatives as to the Additional Pari Passu Lien Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any Collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of the Company unless otherwise required by this Agreement. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any Subsidiary Guarantor to incur additional Debt unless otherwise permitted by the terms of all applicable Pari Passu Lien Documents.

Section 3.9.            Additional Junior Lien Debt. The parties hereto agree that upon notice to the Collateral Trustee from the Company or any Subsidiary Guarantor that any of them intends to enter into Debt secured by Liens with Junior Lien Priority permitted under the terms of the Notes Indenture, the Collateral Trustee shall, for itself and on behalf of and for the benefit of the Secured Parties, enter into an intercreditor agreement with the representative of such Junior Lien Obligations, subordinating the Liens securing such Junior Lien Obligations to the Liens securing the Pari Passu Lien Obligations on substantially the same terms and conditions as set forth in the ABL Intercreditor Agreement with respect to the Collateral other than ABL Collateral or on other terms and conditions substantially acceptable to the Collateral Trustee, providing holders of such Junior Lien Obligations with substantially the same rights and obligations (or lesser rights and greater obligations) as the holders of the ABL Obligations (in the case of the Collateral other than ABL Collateral) have pursuant to the ABL Intercreditor Agreement as to the specified Collateral.

Article 4.      OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE
OTHER SUBSIDIARY GUARANTORS

Section 4.1.            Release of Liens on Collateral.

(a)               The Collateral Trustee’s Liens upon the Collateral will be released:

(1)               in whole, upon (A) payment in full or discharge of all outstanding Pari Passu Lien Debt and all other Pari Passu Lien Obligations that are outstanding, due and payable at the time all of the Pari Passu Lien Debt is paid in full or discharged and (B) termination or expiration of all commitments to extend credit under all Pari Passu Lien Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Pari Passu Lien Documents) of all outstanding letters of credit issued pursuant to any Pari Passu Lien Documents;

(2)               as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of that Subsidiary Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Subsidiary Guarantor in a transaction or other circumstance that is not prohibited by either the Notes Indenture or by the terms of any other applicable Pari Passu Lien Documents at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is made pursuant to a transaction permitted under Section 5.1 of the Notes Indenture (except to the extent such transaction results in the release of the Subsidiary Guarantor’s Subsidiary Guarantee pursuant to clauses (a) or (b) of Section 10.5 of the Notes Indenture);

(3)               as to any accounts receivable and related assets transferred or purportedly transferred in connection with a Permitted Sales-Type Lease Transaction;

(4)               as to a release of less than all or substantially all of the Collateral, if consent to the release of all Pari Passu Liens on such Collateral has been given by an Act of Required Debtholders;

(5)               as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Pari Passu Lien Debt at the time outstanding as provided for in the applicable Pari Passu Lien Documents and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained; and

(6)               as required pursuant to the ABL Intercreditor Agreement;

and, in each case, upon request of the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Company in the form provided by the Company; provided, however, to the extent the Company requests the Collateral Trustee to deliver evidence of the release of Collateral in accordance with this Section 4.1(a), the Company will deliver to the Collateral Trustee an Officers’ Certificate and Opinion of Counsel to the effect that no release of Collateral pursuant to this Section 4.1(a) violated the terms of any Pari Passu Lien Document.

(b)               Other than with respect to any release pursuant to clause (4) or (5) of Section 4.1(a), the Collateral Trustee agrees for the benefit of the Company and the Subsidiary Guarantors that if the Collateral Trustee at any time receives:

(1)               an Opinion of Counsel and an Officers’ Certificate stating that (A) the signing Officer or provider of such Opinion of Counsel has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Pari Passu Lien Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such Officer or provider of such Opinion of Counsel, such conditions precedent, if any, have been complied with; and

(2)               the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable,

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Company or Subsidiary Guarantors on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c)               The Collateral Trustee hereby agrees that in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or Subsidiary Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

In addition, the Liens granted by any Subsidiary Guarantor pursuant to the Security Documents will be released upon any Subsidiary Guarantor ceasing to guarantee the Pari Passu Lien Obligations pursuant to the Pari Passu Lien Documents then in effect.

Section 4.2.            Delivery of Copies to Pari Passu Lien Representatives. The Company will deliver to each Pari Passu Lien Representative a copy of (i) each Pari Passu Lien Document and (ii) each Officers’ Certificate, delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate.

Section 4.3.            Collateral Trustee Not Required to Serve, File, Register or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if, in connection with any release pursuant to Article 4 of this Agreement, the Company or any Subsidiary Guarantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such Company or Subsidiary Guarantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Pari Passu Lien Representatives that the requirements of such UCC provisions have been satisfied.

Section 4.4.            Release of Liens in Respect of the Notes or any other Series of Pari Passu Lien Debt. The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes issued under the Notes Indenture or any other Obligations outstanding thereunder, and the right of the holders of the Notes and such other Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:

(a)               upon satisfaction and discharge of the Notes Indenture as set forth under Article VIII of the Notes Indenture;

(b)               (i) upon a Legal Defeasance or Covenant Defeasance of all outstanding Notes issued under the Notes Indenture, as set forth under Article VIII of the Notes Indenture;

(c)               in whole or in part, with the consent of the holders of the requisite percentage of the Notes in accordance with Article IX of the Notes Indenture and Section 4.1 hereof.

In addition, (i) the Collateral Trustee’s Liens upon the Collateral will no longer secure any other Series of Pari Passu Lien Debt in accordance with the provisions of the Pari Passu Lien Documents governing such Series of Pari Passu Lien Debt and (ii) the security interests granted by any Subsidiary Guarantor pursuant to the Security Documents as to any Series of Pari Passu Lien Debt will be released upon such Subsidiary Guarantor ceasing to guarantee such Series of Pari Passu Lien Debt.

Article 5.      IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1.            No Implied Duty. The Collateral Trustee will not have any fiduciary duties, nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents to which it is a party.

Section 5.2.            Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

Section 5.3.            Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as required under Section 3.8 or Section 3.9 or as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Pari Passu Lien Debt (other than this Agreement and the other Security Documents to which it is a party).

Section 5.4.            Solicitation of Instructions.

(a)               The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officers’ Certificate or an order of a court of competent jurisdiction as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b)               No written direction given to the Collateral Trustee by an Act of Required Debtholders that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

Section 5.5.            Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

Section 5.6.            Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

Section 5.7.            Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any Subsidiary Guarantor in compliance with the provisions of this Agreement or delivered to it by any Pari Passu Lien Representative as to the holders of Pari Passu Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or Opinion of Counsel as to such matter and such Officers’ Certificate or Opinion of Counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

Section 5.8.            Pari Passu Lien Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Pari Passu Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Pari Passu Lien Debt Default unless and until it is directed by an Act of Required Debtholders.

Section 5.9.            Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Pari Passu Lien Obligations.

Section 5.10.        Security or Indemnity in Favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 5.11.        Rights of the Collateral Trustee. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

The Collateral Trustee is entitled under this Agreement to all of the rights, protections and immunities of the Notes Trustee under the Notes Indenture, mutatis mutandis, to the extent applicable and not otherwise addressed herein.

Section 5.12.        Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a)               Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee shall not be responsible for filing any financing or continuation statements (except as set forth in Section 4.3) or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b)               The Collateral Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any Subsidiary Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Pari Passu Lien Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(c)               Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 5.13.        Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1)               each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2)               the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3)               the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

Section 5.14.        No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15.        No Obligation to Act. Except as provided in this Agreement or as directed by the Notes Trustee or an Act of Required Debtholders in accordance with this Agreement, the Collateral Trustee will not be obligated:

(1)               to act upon directions purported to be delivered to it by any Person;

(2)               to foreclose upon or otherwise enforce any Lien; or

(3)               to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Article 6.      RESIGNATION, REMOVAL AND REPLACEMENT OF THE COLLATERAL TRUSTEE

Section 6.1.            Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)               the Collateral Trustee may resign at any time by giving notice of resignation to each Pari Passu Lien Representative and the Company; and

(b)               the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

Section 6.2.            Appointment of Successor Collateral Trustee.

(a)               Upon any resignation or removal of the Collateral Trustee pursuant to Section 6.1, a successor Collateral Trustee may be appointed by an Act of Required Debtholders, subject to, so long as no Pari Passu Lien Debt Default has occurred or is continuing, the consent of the Company (which may not be unreasonably withheld or delayed). If no successor Collateral Trustee has been so appointed and accepted such appointment within 45 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1)               authorized to exercise corporate trust powers;

(2)               having a combined capital and surplus of at least $50,000,000; and

(3)               maintaining an office in New York, New York.

(b)               The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

Section 6.3.            Succession. When the Person so appointed as successor Collateral Trustee pursuant to Section 6.2 accepts such appointment:

(1)               such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2)               the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Senior Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Senior Trust Estate.

Thereafter, the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

Section 6.4.            Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, sale, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee, shall be the successor of the Collateral Trustee pursuant to Section 6.3; provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (3) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Company and each Pari Passu Lien Representative thereof in writing.

Article 7.      MISCELLANEOUS PROVISIONS

Section 7.1.            Amendment.

(a)               No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1)               any amendment or supplement that has the effect solely of:

(A)             adding additional assets as Collateral or maintaining Collateral, securing additional Pari Passu Lien Debt that was otherwise permitted by the terms of the Pari Passu Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein;

(B)              curing any ambiguity, omission, defect or inconsistency;

(C)              providing for the assumption of the Company’s or any Subsidiary Guarantor’s obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets, as applicable;

(D)             making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the legal rights under the Notes Indenture or any other Pari Passu Lien Document of any holder of Notes, any other Secured Party or the Collateral Trustee;

(E)              conforming the text of the Security Documents or the ABL Intercreditor Agreement to any provision of the “Description of notes” section of the Offering Memorandum (as defined in the Notes Indenture);

(F)              releasing Collateral from the Lien of the Collateral Trustee or any Subsidiary Guarantor from its Subsidiary Guarantee, in each case pursuant to the Pari Passu Lien Documents, the Security Documents or the ABL Intercreditor Agreement when expressly permitted or required by the Pari Passu Lien Documents, the Security Documents or the ABL Intercreditor Agreement or any other intercreditor agreement to which the Collateral Trustee is a party;

(G)             in the case of any deposit account control agreement, securities account control agreement, bailee agreement or other similar agreement providing for “control” over the Collateral, in each case (i) providing for control and perfection of ABL Collateral and (ii) to which both the ABL Agent and the Collateral Trustee are a party, at the request and sole expense of the Company, and without the consent of the Collateral Trustee, amending any such agreement to substitute a Successor ABL Agent for the ABL Agent as the controlling secured party thereunder;

(H)             in connection with any refinancing or replacement of the ABL Agreement expressly permitted under the Notes Indenture, at the request and sole expense of the Company, and without the consent of the Collateral Trustee to amend the ABL Intercreditor Agreement (i) adding parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness and (ii) establishing that Liens on any Collateral securing such refinancing or replacement ABL Obligations will have the same priority as the Liens on any Collateral securing the ABL Obligations being refinanced or replaced, all on the terms provided for in the ABL Intercreditor Agreement immediately prior to such refinancing or replacement;

(I)                [reserved];

(J)                securing any other Pari Passu Lien Obligations under the Security Documents and appropriately including the same in this Agreement and the ABL Intercreditor Agreement, in each case, to the extent the incurrence of such Debt and the grant of all Liens on the Collateral held for the benefit of such Debt were permitted under the Notes Indenture;

(K)             providing for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement that is not prohibited by the Notes Indenture;

(L)              entering into any additional intercreditor agreements contemplated by the Notes Indenture or any documents for the other Pari Passu Lien Obligations; or

(M)            making any other provisions with respect to matters or questions arising under the Notes Indenture; provided that such actions pursuant to this clause (L) shall not adversely affect the interests of the holders of any Pari Passu Lien Obligations in any material respect, as determined in good faith by the Board of Directors of the Company, will, in each case, become effective when executed and delivered by the Company or any other applicable Subsidiary Guarantor party thereto and the Collateral Trustee without the need of an Act of Required Debtholders;

(2)               no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Pari Passu Lien Obligations:

(A)             to vote its outstanding Pari Passu Lien Debt as to any matter requiring an Act of Required Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders”);

(B)              to share, in the order of application described in Section 3.4, in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1; or

(C)              to require that Liens securing Pari Passu Lien Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Pari Passu Lien Debt so affected under the applicable Pari Passu Lien Documents;

(3)               no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Pari Passu Lien Representative or adversely affects the rights of the Collateral Trustee or any Pari Passu Lien Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Pari Passu Lien Representative, respectively; and

(4)               no amendment or supplement will become effective without the consent of the ABL Agent only to the extent such consent is required under Section 1.1 of the ABL Intercreditor Agreement.

(b)               Notwithstanding Section 7.1(a) but subject to Section 7.1(a)(2) and Section 7.1(a)(3), the Company may direct the Collateral Trustee to amend, supplement, modify, restate, renew or replace the ABL Intercreditor Agreement; provided that the changes made by such amendment, supplement, modification, restatement, renewal or replacement are not, taken as a whole, adverse to any holder of Pari Passu Lien Obligations.

(c)               The Collateral Trustee will not enter into any amendment or supplement of this Agreement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Pari Passu Lien Documents or the Security Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an Opinion of Counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an Opinion of Counsel of the Company addressing customary perfection matters with respect to such additional Collateral (subject to customary qualifications and assumptions).

(d)               Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only if consent to such release is granted in accordance with the applicable Pari Passu Lien Document for each series of Pari Passu Lien Obligations that is required to consent to the release of the Collateral Trustee’s Liens on such Collateral pursuant to Section 4.1. Any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Notes and all related Obligations under the Indenture may only be effected in accordance with Section 4.1.

(e)               Upon an Act of Required Debtholders, the Collateral Trustee will be authorized to consent to any amendment to the ABL Agreement (or any Security Document entered into in connection therewith) with respect to which the ABL Intercreditor Agreement requires the consent of the Collateral Trustee.

(f)                [Reserved].

(g)               The Collateral Trustee is authorized to amend the Security Documents to add additional secured parties to the extent Liens securing Debt held by such parties are permitted under the Notes Indenture.

(h)               After an amendment under this Agreement becomes effective, the Company shall mail or cause to be mailed (or deliver, or cause to be delivered, by electronic transmission in accordance with the applicable procedures of DTC) to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Section 7.2.            Voting. In connection with any matter under this Agreement requiring a vote of holders of Pari Passu Lien Debt, each Series of Pari Passu Lien Debt will cast its votes in accordance with the Pari Passu Lien Documents governing such Series of Pari Passu Lien Debt. The amount of Pari Passu Lien Debt to be voted by a Series of Pari Passu Lien Debt will equal (1) the aggregate outstanding principal amount of Pari Passu Lien Debt held by such Series of Pari Passu Lien Debt (including outstanding letters of credit whether or not then available or drawn, unless cash collateralized), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Debt of such Series of Pari Passu Lien Debt. Following and in accordance with the outcome of the applicable vote under its Pari Passu Lien Documents, the Pari Passu Lien Representative of each Series of Pari Passu Lien Debt will vote the total amount of Pari Passu Lien Debt under that Series of Pari Passu Lien Debt as a block in respect of any vote under this Agreement. If any series of any Class of Pari Passu Lien Debt consists of Hedging Obligations, the holders of those Hedging Obligations will vote on matters concerning such Class of Pari Passu Lien Debt in accordance with the applicable Pari Passu Lien Documents governing such Hedging Obligations. In making any determination of the aggregate outstanding principal amount of Pari Passu Lien Debt outstanding for purposes of the provisions of the foregoing paragraph, any Pari Passu Lien Debt directly or indirectly held or beneficially owned by Affiliates of the Company shall be disregarded.

Section 7.3.            Further Assurances; Insurance; Real Estate.

(a)               The Company and each of the Subsidiary Guarantors will do or cause to be done all acts and things (including the execution and delivery of security agreement supplements, mortgages, deeds of trust, security instruments, financing statements, title insurance, surveys and certificates and Opinions of Counsel) that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Pari Passu Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Pari Passu Lien Documents; provided that except in the case of the creation, perfection or protection of Liens securing the Notes over (i) the Capital Stock of Unisys Global Holding B.V. (or its successors and assigns) or (ii) the Capital Stock of any other Subsidiary (other than a Subsidiary organized under the laws of the United States, a state or territory thereof or the District of Columbia) of the Company or a Subsidiary Guarantor having (x) gross assets with an aggregate book value exceeding 5.0% of Consolidated Total Assets or (y) revenues exceeding 5.0% of the consolidated revenue of the Company and its Restricted Subsidiaries, the Company and any Subsidiary Guarantor that is a Domestic Subsidiary will not be required to take any actions under the laws of any jurisdiction outside of the United States to create, perfect or protect the Liens securing the Notes; provided, further, that the limitation in the preceding proviso shall not apply (and the Company or such Subsidiary Guarantor that is a Domestic Subsidiary shall take such actions) to the extent that the Company or such Subsidiary Guarantor that is a Domestic Subsidiary takes any such actions for the benefit of any other Debt or Pension Obligations of the Company or the Subsidiary Guarantors.

(b)               If the Company or any Restricted Subsidiary pledges any assets or property to secure any Pari Passu Lien Obligations, the Company or such Restricted Subsidiary shall also pledge such assets or property to Equally and Ratably secure the Notes, the Notes Indenture and the Subsidiary Guarantees.

(c)               Upon the reasonable request of the Collateral Trustee or any Pari Passu Lien Representative at any time and from time to time, the Company and each of the Subsidiary Guarantors will promptly execute, acknowledge and deliver such additional security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred thereby, in each case as contemplated by the Pari Passu Lien Documents for the benefit of holders of Pari Passu Lien Obligations.

(d)               The Company and each of its Subsidiaries will:

(1)               keep their properties adequately insured at all times by financially sound and reputable insurers, in such amounts and against such risks (and with such deductibles, retentions and exclusions) as are commercially reasonable and customary for companies in the same or similar businesses operating in the same or similar locations;

(2)               maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions) as is commercially reasonable and customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them; and

(3)               maintain such other insurance as may be required by law.

(e)               Upon the written request of the Collateral Trustee, the Company and the Subsidiary Guarantors will furnish to the Collateral Trustee all reasonably requested information as to their property and liability insurance carriers.

(f)                The Company will use its commercially reasonable efforts by the Issue Date to cause the holders of any Pari Passu Lien Obligations, as a class, to be named as additional insureds on all third-party liability insurance policies of the Company and the Subsidiary Guarantors, and to cause the Collateral Trustee to be named as loss payee as its interests may appear on all property insurance policies of the Company and the Subsidiary Guarantors covering the Collateral.

(g)               Upon the request of the Collateral Trustee, the Company and the Subsidiary Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice during regular business hours, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers. The Company and the Subsidiary Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice during regular business hours, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and the Subsidiary Guarantors and their respective Subsidiaries, all at the Company’s expense.

(h)               With respect to any Mortgaged Property:

(1)               Within 90 days of the date hereof or the date of acquisition, as applicable, (i) the Collateral Trustee and the issuers of the title insurance policies (the “Title Company”) being issued in connection with the Mortgages shall have received fully executed and notarized Mortgages, which Mortgages shall be in proper form for recording in all appropriate places in all applicable jurisdictions located in the United States, encumbering the fee interests of the Company and the Subsidiary Guarantors, as applicable, in the Mortgaged Property and (ii) the Collateral Trustee shall have received confirmation that the Title Company has accepted the Mortgages for recording.

(2)               Within 90 days of the date hereof or the date of acquisition, as applicable, (i) the Title Company shall have issued to the Collateral Trustee a title insurance policy (or an unconditional marked commitment or signed pro forma therefor) insuring each Mortgage to be a valid Lien with the priority described therein (which shall in all events conform to the requirements of this Agreement) against the Mortgaged Property described therein, free from all Liens except Permitted Liens, for the full amount stated in the title insurance policies, which amount shall be not less than the tax assessed value set forth in the applicable appraisals covering the applicable Mortgaged Property that the Company delivered to the Collateral Trustee prior to the date hereof; (ii) the Title Company shall have issued such endorsements customarily issued by the Title Company to each of the policies of title insurance to the extent available in the relevant jurisdiction at ordinary rates (including, but not limited to, ALTA comprehensive, access, deletion of arbitration, environmental lien protection, address, tax map, survey, contiguity, subdivision, doing business, and tax parcel); (iii) the Title Company shall have received all amounts required to be paid to the Title Company to issue the title insurance policies referred to in clause (i) above; and (iv) the Collateral Trustee shall have received copies of the title insurance policies.

(3)               Within 90 days of the date hereof or the date of acquisition, as applicable, the Collateral Trustee and the Title Company shall have received ALTA surveys with respect to each Mortgaged Property in form and substance necessary to induce the Title Company to delete the general survey disclosure exception and to issue the endorsements identified in Section 7.3(h)(2)(ii).

(4)               Within 90 days of the date hereof or the date of acquisition, as applicable, the Collateral Trustee shall have received flood certifications with respect to each Mortgaged Property and evidence of flood insurance with respect to each Mortgaged Property that is located in a community that participates in the National Flood Insurance Program, which in all events complies with any applicable regulations of the Board of Governors of the United States Federal Reserve System.

(5)               With respect to any fee simple interest in any real property located in the United States having a Fair Market Value of at least $5,000,000 acquired after the date hereof by any of the Company or any Subsidiary Guarantor, the Company or applicable Subsidiary Guarantor shall as soon as practicable (but in no event later than 90 days following the date such real property is acquired), deliver such items as were required to be delivered under the clauses (1) through (4) above.

Section 7.4.            RESERVED.

Section 7.5.            Successors and Assigns.

(a)               Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Pari Passu Lien Representative and each present and future holder of Pari Passu Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)               Neither the Company nor any Subsidiary Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the Subsidiary Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Pari Passu Lien Representative and each present and future holder of Pari Passu Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

Section 7.6.            Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.7.            Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Computershare Trust Company, N.A. 1505 Energy Park Drive St. Paul, MN 55108 Attn: Corporate Trust Administrator – Unisys Corporation (800) 344-5128 Michael.tu@computershare.com

If to the Company or any Subsidiary Guarantor:	Unisys Corporation 801 Lakeview Drive, Suite 100 Blue Bell, PA 19422 Fax: (215) 986-0622, with a copy to (215) 986-0624 Attention: Treasurer, with a copy to the General Counsel

If to the Notes Trustee:	Computershare Trust Company, N.A. 1505 Energy Park Drive St. Paul, MN 55108 Attn: Corporate Trust Administrator – Unisys Corporation (800) 344-5128 Michael.tu@computershare.com and if to any other Pari Passu Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be faxed to the relevant fax number set forth above emailed or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Pari Passu Lien Debt, all notices and communications will be sent in the manner specified in the Pari Passu Lien Documents applicable to such holder. Failure to mail a notice or communication to a holder of Pari Passu Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Pari Passu Lien Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 7.8.            Notice Following Discharge of Pari Passu Lien Obligations. Promptly following the Discharge of Pari Passu Lien Obligations with respect to one or more Series of Pari Passu Lien Debt, each Pari Passu Lien Representative with respect to each applicable Series of Pari Passu Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Pari Passu Lien Representative.

Section 7.9.            Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.10.        Compensation; Expenses. The Company and the Subsidiary Guarantors jointly and severally agree to pay, promptly upon demand:

(1)               such compensation to the Collateral Trustee and its agents as the Company and the Collateral Trustee may agree in writing from time to time;

(2)               all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3)               all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any Subsidiary Guarantor;

(4)               all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, court costs, expenses and taxes, stamp or documentary taxes, and search fees;

(5)               all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6)               after the occurrence of any Pari Passu Lien Debt Default, all reasonable costs and expenses incurred by the Collateral Trustee, its agents and any Pari Passu Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Pari Passu Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Pari Passu Lien Obligations in any Insolvency Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Pari Passu Lien Representatives.

The agreements in this Section 7.10 will survive repayment of all other Pari Passu Lien Obligations and the removal or resignation of the Collateral Trustee.

Section 7.11.        Indemnity.

(a)               The Company and the Subsidiary Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)               All amounts due under this Section 7.11 will be payable upon demand.

(c)               To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Company and the Subsidiary Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)               Neither the Company nor any Subsidiary Guarantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Pari Passu Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company and each of the Subsidiary Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e)               The agreements in this Section 7.11 will survive repayment of all other Pari Passu Lien Obligations and the removal or resignation of the Collateral Trustee.

Section 7.12.        Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.13.        Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.14.        Obligations Secured. All obligations of the Company and the Subsidiary Guarantors set forth in or arising under this Agreement will be Pari Passu Lien Obligations and are secured by all Liens granted by the Security Documents.

Section 7.15.        Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.

Section 7.16.        Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, the Company and each Subsidiary Guarantor, for itself and in connection with its properties, irrevocably:

(1)               accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2)               waives any defense of forum non conveniens;

(3)               agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4)               agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5)               agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

Section 7.17.        Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 7.18.        eSignatures; Counterparts. This Agreement and any amendments, modifications or waivers in respect hereof, shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 7.19.        Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto on the date hereof and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

Section 7.20.        Additional Subsidiary Guarantors. The Company will cause each Subsidiary that becomes a Subsidiary Guarantor or is required by any Pari Passu Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Pari Passu Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Pari Passu Lien Representative shall not affect the inclusion of such Person as a Subsidiary Guarantor if the other requirements of this Section 7.20 are complied with.

Section 7.21.        Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Pari Passu Lien Obligations is rescinded or must otherwise be returned in an Insolvency Proceeding or otherwise by any holder of Pari Passu Lien Obligations or Pari Passu Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise).

Section 7.22.        Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency Proceeding by or against the Company or any Subsidiary Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.23.        Rights and Immunities of Pari Passu Lien Representatives. The Pari Passu Lien Representatives will be entitled to all of the rights, protections, immunities and indemnities set forth in the Notes Indenture and any future Pari Passu Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Pari Passu Lien Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will any Pari Passu Lien Representative be liable for any act or omission on the part of the Company or any Subsidiary Guarantor or the Collateral Trustee hereunder.

Section 7.24.        Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Collateral Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Wells Fargo Bank, National Association. The parties to this Agreement agree that they will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the USA Patriot Act.

Section 7.25.        Force Majeure. The Collateral Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Trustee (including, but not limited to, any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 7.26.        Amendment and Restatement. This Agreement is an amendment and restatement of, and not a novation or extinguishment of, the Original Collateral Trust Agreement or any liens or security interests created by the Security Documents. The liens, security interests and collateral assignments created or granted under the Security Documents shall continue to exist and remain valid and subsisting, shall not be impaired, extinguished or released hereby, and shall remain in full force and effect. All references in any Security Document or other document or instrument delivered in connection therewith to the Collateral Trust Agreement shall be deemed to refer to this Agreement as it may be further amended, amended and restated, supplemented or otherwise modified and the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

UNISYS CORPORATION

By:	/s/ Debra McCann
	Name:	Debra McCann
	Title:	Executive Vice President and Chief Financial Officer

UNISYS AP INVESTMENT COMPANY I

By:	/s/ David L. Brown
	Name:	David L. Brown
	Title:	President

UNISYS HOLDING CORPORATION

By:	/s/ David L. Brown
	Name:	David L. Brown
	Title:	President

UNISYS NPL, INC.

By:	/s/ David L. Brown
	Name:	David L. Brown
	Title:	President

COMPUTERSHARE TRUST COMPANY, N.A.,
as Notes Trustee under the Notes Indenture

By:	/s/ Corey J. Dahlstrand
	Name:	Corey J. Dahlstrand
	Title:	Vice President

COMPUTERSHARE TRUST COMPANY, N.A.,
as Collateral Trustee

By:	/s/ Corey J. Dahlstrand
	Name:	Corey J. Dahlstrand
	Title:	Vice President

EXHIBIT A
to Collateral Trust Agreement

FORM OF
ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Amended and Restated Collateral Trust Agreement, dated as of June 27, 2025 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Unisys Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto, Computershare Trust Company, N.A., as Trustee under the Notes Indenture (as defined therein), the other Pari Passu Lien Representatives from time to time party thereto and Computershare Trust Company, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Pari Passu Lien Debt Designation is being executed and delivered in order to designate additional secured debt as Pari Passu Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Company that:

(A)       [insert name of the Company or Subsidiary Guarantor] intends to incur additional Pari Passu Lien Debt (“Additional Pari Passu Lien Debt”) which will be Pari Passu Lien Debt permitted by each applicable Pari Passu Lien Document to be secured by a Pari Passu Lien pari passu with all previously existing and future Pari Passu Lien Debt;

(B)       such Additional Pari Passu Lien Debt is permitted by each applicable Pari Passu Lien Document;

(C)       the name and address of the Pari Passu Lien Representative for the Additional Pari Passu Lien Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:
Fax:

(D)       the Company has caused a copy of this Additional Pari Passu Lien Debt Designation to be delivered to each existing Pari Passu Lien Representative.

IN WITNESS WHEREOF, the Company has caused this Additional Pari Passu Lien Debt Designation to be duly executed by the undersigned officer as of _______________, 20____.

UNISYS CORPORATION

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Pari Passu Lien Debt Designation.

Computershare Trust Company, N.A., as Collateral Trustee

By:
Name:
Title:

EXHIBIT B
to Collateral Trust Agreement

FORM OF
COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Amended and Restated Collateral Trust Agreement, dated as of June 27, 2025 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Unisys Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto, Computershare Trust Company, N.A., as Trustee under the Notes Indenture (as defined therein), the other Pari Passu Lien Representatives from time to time party thereto and Computershare Trust Company, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Pari Passu Lien Debt under the Collateral Trust Agreement.

1       Joinder. The undersigned, ________________, a _______________, (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Pari Passu Lien Debt] hereby agrees to become party as a Pari Passu Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2.       Lien Sharing and Priority Confirmation.

The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Pari Passu Lien Debt for which the undersigned is acting as Pari Passu Lien Representative, hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Pari Passu Lien Debt and each other existing and future Pari Passu Lien Representative and as a condition to being treated as Pari Passu Lien Debt under the Collateral Trust Agreement that:

(a)       all Pari Passu Lien Obligations will be and are secured Equally and Ratably by all Pari Passu Liens at any time granted by the Company or any Subsidiary Guarantor to secure any Obligations in respect of any Series of Pari Passu Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Pari Passu Lien Debt, and that all such Pari Passu Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Pari Passu Lien Obligations Equally and Ratably;

(b)       the New Representative and each holder of Obligations in respect of the Series of Pari Passu Lien Debt for which the undersigned is acting as Pari Passu Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Pari Passu Liens and the order of application of proceeds from the enforcement of Pari Passu Liens; and

(c)       the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.

3.       Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of _________________, 20____.

[insert name of the New Representative]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

Computershare Trust Company, N.A., as Collateral Trustee

By:
Name:
Title:

EXHIBIT C
to Collateral Trust Agreement

FORM OF
COLLATERAL TRUST JOINDER – ADDITIONAL SUBSIDIARY GUARANTOR

Reference is made to the Amended and Restated Collateral Trust Agreement, dated as of June 27, 2025 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among Unisys Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto, Computershare Trust Company, N.A., as Trustee under the Notes Indenture (as defined therein), the other Pari Passu Lien Representatives from time to time party thereto and Computershare Trust Company, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1.       Joinder. The undersigned, _________________, a _______________, hereby agrees to become party as a Subsidiary Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2.       Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of __________________, 20____.

[____________________________________________________________]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Subsidiary Guarantor:

Computershare Trust Company, N.A., as Collateral Trustee

By:
Name:
Title:

SCHEDULE 1
to Collateral Trust Agreement

Mortgaged Properties

None as of the Issue Date.